SCHEDULE 14A INFORMATION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

Pershing Square Capital Management, L.P.

PS Management GP, LLC

William A. Ackman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pershing Square and Allergan Settle Delaware Court of Chancery Lawsuit Confirming that Allergan’s Rights Plan is Not Triggered by Efforts to Call a Special Meeting

NEW YORK, June 27, 2014 //- Pershing Square Capital Management, L.P. (“Pershing Square”) announced today it has entered into a settlement with Allergan, Inc. (“Allergan”) resolving to Pershing Square’s satisfaction the previously announced poison pill litigation before the Delaware Court of Chancery.

The settlement provides the clarification sought by Pershing Square that its actions in connection with the solicitation and receipt of revocable proxies to call a special meeting of shareholders of Allergan will not trigger Allergan’s recently adopted poison pill. The settlement paves the way for Pershing Square to soon begin actively soliciting proxies to call the special meeting.

“We are pleased that further court action is not necessary to enable us to proceed with calling a special meeting of Allergan shareholders,” said William A. Ackman. “This resolution provides the clarification we were seeking to allow Allergan shareholders to proceed with the process of calling a special meeting without fear of tripping the pill.”

Pershing Square plans to file an amendment to its Schedule 13D attaching the order reflecting the settlement when it becomes available.

About Pershing Square

Pershing Square, based in New York City, is a SEC-registered investment advisor to private investment funds. Pershing Square manages funds that are in the business of trading — buying and selling — securities and other financial instruments. A fund managed by Pershing Square is Allergan’s largest shareholder with an approximately 9.7% ownership stake.

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ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and no tender or exchange offer for the shares of Allergan has commenced at this time. This communication relates to a proposal which Valeant has made for a business combination transaction with Allergan. In furtherance of this proposal, Pershing Square has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on June 2, 2014, as amended and supplemented on June 24, 2014 (collectively, the “preliminary proxy statement”) and Valeant and Pershing Square (and, if a negotiated transaction is agreed, Allergan) may file one or more other proxy statements, registration statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for the preliminary proxy statement or any other proxy statement, registration statement, prospectus, tender or exchange offer document or other document Valeant, Pershing Square and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE

PRELIMINARY PROXY STATEMENT AND ANY OTHER PROXY STATEMENT(s), REGISTRATION STATEMENT, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders may obtain free copies of the preliminary proxy statement, and will be able to obtain free copies of these other documents (if and when available) and other documents filed with the SEC by Valeant and/or Pershing Square through the web site maintained by the SEC at http://www.sec.gov.

Information regarding the names and interests in Allergan and Valeant of Valeant and persons related to Valeant who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the additional definitive proxy soliciting materials in respect of Allergan filed with the SEC by Valeant on April 21, 2014 and May 28, 2014. Information regarding the names and interests in Allergan and Valeant of Pershing Square and persons related to Pershing Square who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the preliminary proxy statement. The additional definitive proxy soliciting material referred to in this paragraph and the preliminary proxy statement can be obtained free of charge from the sources indicated.

Contacts:

Rubenstein Associates

Fran McGill, 212 843 9353

fmcgill@rubenstein.com

Rubenstein Associates

Carolyn Sargent, 212-843-8030

csargent@rubenstein.com

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